Exhibit 99.1

Boeing Reports Third-Quarter Results
Third Quarter 2022
▪Operating cash flow of $3.2 billion; continue to expect positive free cash flow for 2022
▪Resumed 787 deliveries and delivered 9 airplanes
▪Recorded losses on fixed-price defense development programs
▪Revenue of $16.0 billion; GAAP loss per share of ($5.49) and core (non-GAAP)* loss per share of ($6.18)
▪Total backlog of $381 billion; including over 4,300 commercial airplanes

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2022	2021	Change	2022	2021	Change

Revenues	$15,956	$15,278	4%	$46,628	$47,493	(2)%

GAAP
(Loss)/Earnings From Operations	($2,799)	$329	NM	($3,194)	$1,269	NM
Operating Margin	(17.5)%	2.2%	NM	(6.8)%	2.7%	NM
Net Loss	($3,308)	($132)	NM	($4,390)	($126)	NM
Loss Per Share	($5.49)	($0.19)	NM	($7.24)	($0.10)	NM
Operating Cash Flow	$3,190	($262)	NM	$55	($4,132)	NM
Non-GAAP*
Core Operating (Loss)/Earnings	($3,078)	$59	NM	($4,040)	$461	NM
Core Operating Margin	(19.3)%	0.4%	NM	(8.7)%	1.0%	NM
Core Loss Per Share	($6.18)	($0.60)	NM	($9.31)	($1.72)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, October 26, 2022 – The Boeing Company [NYSE: BA] reported third-quarter revenue of $16.0 billion, GAAP loss per share of ($5.49) and core loss per share (non-GAAP)* of ($6.18). Third-quarter results reflect higher commercial volume and losses on fixed-price defense development programs (Table 1). Boeing generated operating cash flow of $3.2 billion.
     “We continue to make important strides in our turnaround and remain focused on our performance,” said Dave Calhoun, Boeing President and Chief Executive Officer. “We generated strong cash in the quarter and are on a solid path to achieving positive free cash flow for 2022. At the same time, revenue and earnings were significantly impacted by losses on our fixed-price defense development programs. We’re squarely focused on maturing these programs, mitigating risks and delivering for our customers and their important missions. We remain in a challenging environment and have more work ahead to drive stability, improve our performance and ensure we’re consistently delivering on our commitments. Despite the challenges, I’m proud of our team and the progress we’ve made to strengthen our company.”

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2022	2021	2022	2021
Operating Cash Flow	$3,190	($262)	$55	($4,132)
Less Additions to Property, Plant & Equipment	($284)	($245)	($896)	($758)
Free Cash Flow*	$2,906	($507)	($841)	($4,890)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow improved to $3.2 billion in the quarter, reflecting higher commercial deliveries, favorable receipt timing, and a tax refund (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q3 22	Q2 22
Cash	$13.5	$10.0
Marketable Securities[1]	$0.8	$1.4
Total	$14.3	$11.4
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$55.7	$55.7
Boeing Capital, including intercompany loans	$1.5	$1.5
Total Consolidated Debt	$57.2	$57.2
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities increased to $14.3 billion, compared to $11.4 billion at the beginning of the quarter, primarily driven by cash from operations (Table 3). The company has access to credit facilities of $12.0 billion, which remain undrawn.
Total company backlog at quarter-end was $381 billion.
Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Commercial Airplanes Deliveries	112	85	32%	328	241	36%

Revenues	$6,263	$4,459	40%	$16,643	$14,743	13%
Loss from Operations	($643)	($693)	NM	($1,744)	($2,021)	NM
Operating Margin	(10.3)%	(15.5)%	NM	(10.5)%	(13.7)%	NM
Commercial Airplanes third-quarter revenue increased to $6.3 billion, driven by the resumption of 787 deliveries and higher 737 deliveries (Table 4). Operating margin of (10.3) percent also reflects lower abnormal costs as compared to the third quarter of 2021, partially offset by higher period expenses, including R&D expense.
The company also resumed 787 deliveries in late August, following comprehensive reviews to ensure each airplane meets the company’s highest standards. The program is producing at a low rate with an expected gradual return to five per month over time.
Since late 2020, the 737 MAX fleet has completed nearly 1 million revenue flights. During the quarter, the company secured net orders for 227 aircraft, including 167 737 airplanes, 27 767 airplanes, 18 777 airplanes, and 15 787 airplanes. Commercial Airplanes delivered 112 airplanes during the quarter and backlog included over 4,300 airplanes valued at $307 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Revenues	$5,307	$6,617	(20)%	$16,981	$20,678	(18)%
(Loss)/earnings from Operations	($2,798)	$436	NM	($3,656)	$1,799	NM
Operating Margin	(52.7)%	6.6%	NM	(21.5)%	8.7%	NM
    Defense, Space & Security third-quarter revenue decreased to $5.3 billion and third-quarter operating margin decreased to (52.7) percent, primarily due to $2.8 billion of losses on certain fixed-price development programs, driven by higher estimated manufacturing and supply chain costs, as well as technical challenges. These losses were recorded on the KC-46A, VC-25B, MQ-25, T-7A and Commercial Crew programs. Results were also impacted by unfavorable performance on other programs.
    During the quarter, Defense, Space & Security captured KC-46A Tanker awards from the U.S. Air Force for 15 aircraft and the Israeli Air Force for four aircraft, and Poland selected the AH-64E Apache as its future attack helicopter. Defense, Space & Security delivered 34 aircraft and two satellites, including the first four MH-139A Grey Wolf helicopters to the U.S. Air Force. Also during the quarter, Defense, Space and Security opened the Advanced Composite Fabrication Center in Mesa, Arizona.
.     Backlog at Defense, Space & Security was $55 billion, of which 31 percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Revenues	$4,432	$4,221	5%	$13,044	$12,037	8%
Earnings from Operations	$733	$644	14%	$2,093	$1,616	30%
Operating Margin	16.5%	15.3%	8%	16.0%	13.4%	19%
    Global Services third-quarter revenue increased to $4.4 billion and third-quarter operating margin increased to 16.5 percent primarily driven by higher commercial services volume and favorable mix, partially offset by lower government services volume.
    During the quarter, Global Services was awarded a follow-on KC-767A Performance Based Logistics support contract for the Italian Air Force and received an F/A-18 depot support order for the U.S. Navy. Global Services also signed a Landing Gear Exchange and Airplane Health Management agreement with Ethiopian Airlines. Also in the quarter, Global Services delivered the 100th contracted 737-800BCF to AerCap.

Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2022	2021	2022	2021
Revenues
Boeing Capital	$52	$71	$150	$209
Unallocated items, eliminations and other	($98)	($90)	($190)	($174)
(Loss)/Earnings from Operations
Boeing Capital	$23	$42	$14	$99
FAS/CAS service cost adjustment	$279	$270	$846	$808
Other unallocated items and eliminations	($393)	($370)	($747)	($1,032)
Other income, net	$288	$30	$722	$419
Interest and debt expense	($621)	($669)	($1,901)	($2,021)
Effective tax rate	(5.6)%	57.4%	(0.4)%	62.2%
    At quarter-end, Boeing Capital's net portfolio balance was $1.6 billion. The change in other income was driven by the absence of a pension settlement charge recorded in the third quarter of 2021. Interest and debt expense decreased due to lower debt balance. The third quarter effective tax rate primarily reflects tax expense due to an increase in the valuation allowance.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Loss Per Share
    Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core (loss)/earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core loss per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 12 & 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related industry impacts, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of remaining 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and additional considerations to customers and suppliers; (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our, our customers’ and/or our suppliers' information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; (24) potential environmental liabilities; and (25) effects of climate change and legal, regulatory or market responses to such change.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2022	2021	2022	2021
Sales of products	$38,767	$39,224	$13,331	$12,552
Sales of services	7,861	8,269	2,625	2,726
Total revenues	46,628	47,493	15,956	15,278

Cost of products	(38,237)	(35,166)	(14,541)	(11,271)
Cost of services	(6,725)	(6,771)	(2,230)	(2,288)
Boeing Capital interest expense	(20)	(25)	(7)	(7)
Total costs and expenses	(44,982)	(41,962)	(16,778)	(13,566)
	1,646	5,531	(822)	1,712
(Loss)/income from operating investments, net	(27)	195	(24)	120
General and administrative expense	(2,757)	(3,169)	(1,226)	(1,097)
Research and development expense, net	(2,058)	(1,571)	(727)	(575)
Gain on dispositions, net	2	283	0	169
(Loss)/earnings from operations	(3,194)	1,269	(2,799)	329
Other income, net	722	419	288	30
Interest and debt expense	(1,901)	(2,021)	(621)	(669)
Loss before income taxes	(4,373)	(333)	(3,132)	(310)
Income tax (expense)/benefit	(17)	207	(176)	178
Net loss	(4,390)	(126)	(3,308)	(132)
Less: net loss attributable to noncontrolling interest	(89)	(67)	(33)	(23)
Net loss attributable to Boeing Shareholders	($4,301)	($59)	($3,275)	($109)

Basic loss per share	($7.24)	($0.10)	($5.49)	($0.19)

Diluted loss per share	($7.24)	($0.10)	($5.49)	($0.19)

Weighted average diluted shares (millions)	594.0	587.3	596.3	589.0

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2022	December 31 2021
Assets
Cash and cash equivalents	$13,494	$8,052
Short-term and other investments	763	8,192
Accounts receivable, net	2,673	2,641
Unbilled receivables, net	9,316	8,620
Current portion of customer financing, net	155	117
Inventories	79,777	78,823
Other current assets, net	3,073	2,221
Total current assets	109,251	108,666
Customer financing, net	1,513	1,695
Property, plant and equipment, net of accumulated depreciation of $21,208 and $20,538	10,508	10,918
Goodwill	8,045	8,068
Acquired intangible assets, net	2,371	2,562
Deferred income taxes	77	77
Investments	979	975
Other assets, net of accumulated amortization of of $897 and $975	4,814	5,591
Total assets	$137,558	$138,552
Liabilities and equity
Accounts payable	$9,793	$9,261
Accrued liabilities	21,217	18,455
Advances and progress billings	53,177	52,980
Short-term debt and current portion of long-term debt	5,431	1,296
Total current liabilities	89,618	81,992
Deferred income taxes	230	218
Accrued retiree health care	3,356	3,528
Accrued pension plan liability, net	7,951	9,104
Other long-term liabilities	2,250	1,750
Long-term debt	51,788	56,806
Total liabilities	155,193	153,398
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	9,705	9,052
Treasury stock, at cost - 416,639,182 and 423,343,707 shares	(51,054)	(51,861)
Retained earnings	30,107	34,408
Accumulated other comprehensive loss	(11,518)	(11,659)
Total shareholders’ deficit	(17,699)	(14,999)
Noncontrolling interests	64	153
Total equity	(17,635)	(14,846)
Total liabilities and equity	$137,558	$138,552

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30
(Dollars in millions)	2022	2021
Cash flows – operating activities:
Net loss	($4,390)	($126)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Non-cash items –
Share-based plans expense	528	677
Treasury shares issued for 401(k) contribution	928	951
Depreciation and amortization	1,477	1,610
Investment/asset impairment charges, net	78	72
Customer financing valuation adjustments	39	(3)
Gain on dispositions, net	(2)	(283)
Other charges and credits, net	388	(82)
Changes in assets and liabilities –
Accounts receivable	(22)	(280)
Unbilled receivables	(678)	(2,010)
Advances and progress billings	204	781
Inventories	(1,164)	508
Other current assets	(860)	279
Accounts payable	590	(3,565)
Accrued liabilities	2,416	(3,168)
Income taxes receivable, payable and deferred	1,382	1,011
Other long-term liabilities	(114)	(168)
Pension and other postretirement plans	(1,053)	(731)
Customer financing, net	76	170
Other	232	225
Net cash provided/(used) by operating activities	55	(4,132)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(896)	(758)
Proceeds from disposals of property, plant and equipment	19	385
Acquisitions, net of cash acquired		(6)
Contributions to investments	(2,773)	(27,902)
Proceeds from investments	10,182	35,664
Other	(11)	6
Net cash provided by investing activities	6,521	7,389
Cash flows – financing activities:
New borrowings	19	9,822
Debt repayments	(1,038)	(11,049)
Stock options exercised	39	36
Employee taxes on certain share-based payment arrangements	(36)	(47)
Net cash used by financing activities	(1,016)	(1,238)
Effect of exchange rate changes on cash and cash equivalents	(134)	(34)
Net increase in cash & cash equivalents, including restricted	5,426	1,985
Cash & cash equivalents, including restricted, at beginning of year	8,104	7,835
Cash & cash equivalents, including restricted, at end of period	13,530	9,820
Less restricted cash & cash equivalents, included in Investments	36	56
Cash & cash equivalents at end of period	$13,494	$9,764

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2022	2021	2022	2021
Revenues:
Commercial Airplanes	$16,643	$14,743	$6,263	$4,459
Defense, Space & Security	16,981	20,678	5,307	6,617
Global Services	13,044	12,037	4,432	4,221
Boeing Capital	150	209	52	71
Unallocated items, eliminations and other	(190)	(174)	(98)	(90)
Total revenues	$46,628	$47,493	$15,956	$15,278
(Loss)/earnings from operations:
Commercial Airplanes	($1,744)	($2,021)	($643)	($693)
Defense, Space & Security	(3,656)	1,799	(2,798)	436
Global Services	2,093	1,616	733	644
Boeing Capital	14	99	23	42
Segment operating (loss)/earnings	(3,293)	1,493	(2,685)	429
Unallocated items, eliminations and other	(747)	(1,032)	(393)	(370)
FAS/CAS service cost adjustment	846	808	279	270
(Loss)/earnings from operations	(3,194)	1,269	(2,799)	329
Other income, net	722	419	288	30
Interest and debt expense	(1,901)	(2,021)	(621)	(669)
Loss before income taxes	(4,373)	(333)	(3,132)	(310)
Income tax (expense)/benefit	(17)	207	(176)	178
Net loss	(4,390)	(126)	(3,308)	(132)
Less: Net loss attributable to noncontrolling interest	(89)	(67)	(33)	(23)
Net loss attributable to Boeing Shareholders	($4,301)	($59)	($3,275)	($109)

Research and development expense, net:
Commercial Airplanes	$1,102	$817	$409	$293
Defense, Space & Security	706	530	240	193
Global Services	89	80	35	30
Other	161	144	43	59
Total research and development expense, net	$2,058	$1,571	$727	$575
Unallocated items, eliminations and other:
Share-based plans	($64)	($171)	$44	($29)
Deferred compensation	204	(86)	38	8
Amortization of previously capitalized interest	(71)	(66)	(24)	(22)
Research and development expense, net	(161)	(144)	(43)	(59)
Eliminations and other unallocated items	(655)	(565)	(408)	(268)
Sub-total (included in core operating loss)	(747)	(1,032)	(393)	(370)
Pension FAS/CAS service cost adjustment	621	576	208	192
Postretirement FAS/CAS service cost adjustment	225	232	71	78
FAS/CAS service cost adjustment	846	808	$279	$270
Total	$99	($224)	($114)	($100)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30		Three months ended September 30
Commercial Airplanes	2022	2021	2022	2021
737	277	179	88	66
747	3	4	—	2
767	21	24	9	11
777	18	20	6	6
787	9	14	9	—
Total	328	241	112	85

Defense, Space & Security
AH-64 Apache (New)	20	19	7	4
AH-64 Apache (Remanufactured)	36	42	8	11
CH-47 Chinook (New)	10	12	1	6
CH-47 Chinook (Renewed)	6	5	2	1
F-15 Models	9	11	4	3
F/A-18 Models	11	15	3	4
KC-46 Tanker	9	7	1	3
P-8 Models	10	11	4	5
MH-139	4	—	4	—
Commercial and Civil Satellites	2	—	2	—
Military Satellites	—	—	—	—

Total backlog (Dollars in millions)	September 30 2022	December 31 2021
Commercial Airplanes	$307,168	$296,882
Defense, Space & Security	54,740	59,828
Global Services	19,072	20,496
Unallocated items, eliminations and other	335	293
Total backlog	$381,315	$377,499

Contractual backlog	$362,926	$356,362
Unobligated backlog	18,389	21,137
Total backlog	$381,315	$377,499

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Third Quarter 2022		Third Quarter 2021
	$ millions	Per Share	$ millions	Per Share
Revenues	15,956		15,278
(Loss)/earnings from operations (GAAP)	(2,799)		329
Operating margin (GAAP)	(17.5)%		2.2%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(208)		(192)
Postretirement FAS/CAS service cost adjustment	(71)		(78)
FAS/CAS service cost adjustment	(279)		(270)
Core operating (loss)/earnings (non-GAAP)	($3,078)		$59
Core operating margin (non-GAAP)	(19.3)%		0.4%

Diluted loss per share (GAAP)		($5.49)		($0.19)
Pension FAS/CAS service cost adjustment	($208)	(0.35)	($192)	(0.33)
Postretirement FAS/CAS service cost adjustment	(71)	(0.12)	(78)	(0.13)
Non-operating pension expense	(225)	(0.37)	(29)	(0.05)
Non-operating postretirement expense	(15)	(0.03)	(6)	(0.01)
Provision for deferred income taxes on adjustments [1]	109	0.18	64	0.11
Subtotal of adjustments	($410)	($0.69)	($241)	($0.41)
Core loss per share (non-GAAP)		($6.18)		($0.60)

Weighted average diluted shares (in millions)		596.3		589.0
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Nine Months 2022		Nine Months 2021
	$ millions	Per Share	$ millions	Per Share
Revenues	46,628		47,493
(Loss)/earnings from operations (GAAP)	(3,194)		1,269
Operating margin (GAAP)	(6.8)%		2.7%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(621)		(576)
Postretirement FAS/CAS service cost adjustment	(225)		(232)
FAS/CAS service cost adjustment	(846)		(808)
Core operating (loss)/earnings (non-GAAP)	($4,040)		$461
Core operating margin (non-GAAP)	(8.7)%		1.0%

Diluted loss per share (GAAP)		($7.24)		($0.10)
Pension FAS/CAS service cost adjustment	($621)	(1.04)	($576)	(0.98)
Postretirement FAS/CAS service cost adjustment	(225)	(0.38)	(232)	(0.40)
Non-operating pension expense	(666)	(1.13)	(381)	(0.64)
Non-operating postretirement expense	(44)	(0.07)	(16)	(0.03)
Provision for deferred income taxes on adjustments [1]	327	0.55	253	0.43
Subtotal of adjustments	($1,229)	($2.07)	($952)	($1.62)
Core loss per share (non-GAAP)		($9.31)		($1.72)

Weighted average diluted shares (in millions)		594.0		587.3
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.